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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549

                                    FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) or
                           The Securities Act of 1934

         Date of Report (Date of earliest event reported): May 23, 2002

                            ABRAMS INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

       Georgia                        0-10146                    58-0522129
(State of Incorporation)       Commission File Number         (I.R.S. Employer
                                                             Identification No.)

              1945 The Exchange, Suite 300, Atlanta, Georgia 30339 (Address of principal executive offices, including zip code)

                                 (770) 953-0304
              (Registrant's telephone number, including area code)

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                    INFORMATION TO BE INCLUDED IN THE REPORT

Items 1, 2, 3, 5, 6, and 8 are not applicable and are omitted from this report.

Item 4. Changes in Registrant's Certifying Accountant.

The registrant has engaged Deloitte & Touche LLP as its principal accountants and has dismissed its former principal accountants, Arthur Andersen LLP. The change was made on May 23, 2002. The decision to change accountants was recommended by the Audit Committee of the registrant. The former principal accountants did not report on the financial statements of the registrant in the past two fiscal years.

In connection with the period from the engagement of Arthur Andersen LLP on October 25, 2001 through May 23, 2002, there were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountants, would have caused them to make reference to the subject matter of the disagreements in the subsequent interim period. There were no reportable events, as listed in Item 304 (a) (1) (v) of Regulation S-K.
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During the registrant's last two fiscal years and the subsequent interim period through May 23, 2002, the registrant did not consult Deloitte & Touche LLP regarding any of the matters or events set forth in Item 304 (a) (2) (i) and
(ii) of Regulation S-K. The registrant has provided Arthur Andersen LLP with a copy of this disclosure and has requested that Arthur Andersen LLP furnish it with a letter addressed to the SEC stating whether it agrees with the above statements. A copy of Arthur Andersen's letter to the SEC dated May 23, 2002, is filed as Exhibit 16 to this report on Form 8-K.

Item 7. Financial Statements and Exhibits

(a)      Financial Statements of Businesses Acquired.

         Not Applicable.

(b)      Pro Forma Financial Information

         Not Applicable.

(c)      Exhibits

         Number            Description
         ------            -----------
         16                Letter from Arthur Andersen LLP

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               ABRAMS INDUSTRIES, INC.



                                               /s/  Melinda S. Garrett
                                               -----------------------
                                               Melinda S. Garrett
                                               Chief Financial Officer

Date:  May 23, 2002